Exhibit 10.1

Operating Loan Agreement with Availment in U.S. Dollars

To: Bank of Montreal

Date: 01st Sept 2010

The undersigned hereby requests Bank of Montreal (the “Bank”) to provide a credit facility to the undersigned, subject to the following terms and conditions:

1.                                      DEFINED TERMS

In this Agreement:

1.01                           “Account” shall mean the U.S. Dollar Account No. 0002-4605-193 at the Bank.

1.02                           “Canadian Dollar Equivalent Amount” shall mean, at any time, the amount of Canadian dollars into which U.S. dollars may be converted at the Bank’s applicable noon spot buying rate at such time.

1.03                           “Facility Fee” shall mean a fixed monthly fee of $500.00.

1.04                           “Loan” shall mean the credit facility (if any) provided pursuant to this Agreement and the amount of the Loan shall mean at any time the aggregate of all amounts debited to the Account (including without limitation cheques, transfers, withdrawals, interest, costs, charges and fees) less the aggregate of all amounts credited to the Account for which the Bank has given value.

1.05                           “Loan Limit” shall mean One Million Dollars ($1,000,000.00) or such lesser amount as may be determined by the Bank from time to time including, without limitation, pursuant to a calculation under the Lending Margin Calculation, if any, set out in the Addendum hereto.

1.06                           “Loan Rate” shall mean a rate equal to the Bank’s U.S. Base Rate plus 1.30 per cent (1.30%) per annum.

1.07                           “U.S. Base Rate” shall mean the floating annual rate of interest established from time to time by the Bank as the reference rate it will use to determine the rate of interest payable to the Bank by borrowers from the Bank in U.S. dollars in Canada and designated by the Bank as its U.S. Base Rate.  The U.S. Base Rate on the date hereof is Three and Three Quarters per cent (3.75%) per annum.

1.08                           “Overdraft Rate” shall mean the annual rate of interest established from time to time by the Bank as the interest rate it will use to calculate the interest payable on overdrawn accounts and designated by the Bank as the “Overdraft Rate”.  The Overdraft Rate on the date hereof is Twenty-one per cent (21%) per annum.

2.                                      ACCOUNT

2.01                           Cheques drawn and debits of other kinds made on the Account (including, without limitation, transfers and withdrawals) shall be drawn in U.S. dollars.

2.02                           The undersigned shall not at any time permit the Loan to exceed the Loan Limit and shall use the Account for business purposes only.

2.03                           The Bank is authorized to debit the Account for all fees and interest required hereunder and for all costs, charges and expenses referred to in paragraph 6.01 and in any other agreement(s) the undersigned has entered into with the Bank.

3.                                      FEES AND INTEREST

3.01                           The undersigned shall pay the Facility Fee to the Bank, on the last day of each month in addition to all other fees applicable to the Account.  Notwithstanding paragraph 1.03, the amount of the Facility Fee may be revised by the Bank from time to time and the revised fee will be effective once the Bank advises the undersigned by notice as herein provided.  The Facility Fee shall be payable for the credit facility provided hereunder and for other standard reporting services provided by the Bank in connection with the Account.

3.02                           The undersigned shall, both before and after demand or judgment, pay interest at the Loan Rate on the daily closing balance of the Loan up to the Loan Limit, such interest to be calculated and payable monthly on the last day of each month.

3.03                           The undersigned shall, both before and after demand or judgment, pay interest at the Overdraft Rate on the amount of any daily closing balance of the Loan in excess of the Loan Limit, such interest to be calculated and payable monthly on the last day of each month.

3.04                           Nothing herein shall oblige the Bank to permit the Loan to exceed the Loan Limit.  In the event the Loan exceeds the Loan Limit, (i) the Bank may at any time terminate the Loan hereunder and immediately demand payment of the Loan by notice as herein provided and (ii) for each occurrence the undersigned will be charged a fee of 1% per annum calculated on the amount of excess over the Loan Limit or $100, whichever is greater, and a $5 overdraft handling charge per item that creates or increases the excess.

4.                                      DEMAND AND TERMINATION

4.01                           The undersigned shall pay the Loan to the Bank ON DEMAND, regardless of any covenants, conditions, obligations or events of default set out herein including, without limitation, any provisions set out in the Addendum hereto. The Bank may at any time terminate the Loan provided hereunder and demand payment of the Loan by notice as herein provided.

4.02                          THE BANK MAY REFUSE TO HONOUR ANY CHEQUE OR PERMIT ANY TRANSFER OR WITHDRAWAL FROM THE ACCOUNT UPON (A) ANY DEFAULT BY THE UNDERSIGNED IN THE PERFORMANCE OF ANY OBLIGATION OF THE UNDERSIGNED TO THE BANK WHETHER CONTAINED HEREIN OR IN ANY OTHER AGREEMENT BETWEEN THE UNDERSIGNED AND THE BANK, (B) THE DEATH OF ANY GUARANTOR OF ANY INDEBTEDNESS OF THE UNDERSIGNED OR RECEIPT BY THE BANK OF NOTICE OF TERMINATION OF ANY GUARANTEE OF ANY INDEBTEDNESS OF THE UNDERSIGNED, (C) THE LOAN EXCEEDING THE LOAN LIMIT, OR (D) ANY DEMAND BEING MADE FOR PAYMENT OF THE LOAN, WHETHER OR NOT ANY TIME PERIOD HAS LAPSED AFTER THE TIME OF THE DEMAND.

5.                                      DOCUMENTATION

5.01                           The undersigned shall deliver to the Bank from time to time, promptly on request, in form and substance satisfactory to the Bank:

(a)               any security required by the Bank; and

(b)              all other documents and information required by the Bank.

5.02                           Any security document delivered hereunder shall be held as additional security for the indebtedness of the undersigned for the Loan, and not in substitution or in satisfaction thereof.

6.                                      COSTS

6.01                           The undersigned shall pay all reasonable costs, charges and expenses incurred by the Bank in the preparation or enforcement of this Agreement or any security required in connection with the Loan.

7.                                      NOTICES

7.01                           The Bank shall not be required to notify the undersigned of changes to the U.S. Base Rate or the Overdraft Rate or in the Bank’s calculations of the Lending Margin Calculation, if any.

7.02                           Any request for any document or information, notice of termination, demand for payment or other notice to be sent in connection with this Agreement or either of the Accounts may be delivered, or mailed by prepaid ordinary mail or transmitted by facsimile if to the undersigned (or any one of them, if more than one) at the last known address or facsimile number for the undersigned (or any one of them, if more than one) in the Bank’s records or if to the Bank at the Branch where the Account is maintained.  The undersigned or the Bank, as applicable, shall be deemed to have received such request or notice on the date of delivery, if delivered, on the first business day following the date of transmission if transmitted by facsimile, and four (4) days after mailing, if mailed.

8.                                      AMENDED AND RESTATED AGREEMENT

~~☒                                  8.01                           This Agreement hereby amends and restates the                                                                                                                                                                                  (Insert name of agreement) Agreement dated the                            day of                                                               ,                 , as heretofore amended and supplemented from time to time (the “Existing Agreement”), between the undersigned and the Bank with effect as and from the date hereof (the “Effective Date”), the whole without any novation whatsoever.~~

~~☒                                  8.02                           The parties hereby expressly agree that as and from the Effective Date all of the undersigned’s obligations, indebtedness and liabilities to the Bank under or pursuant to the Existing Agreement including, without limitation, the outstanding principal amount of the loan thereunder, all interest accrued thereon, all interest on overdue interest and all other amounts owing by the undersigned to the Bank under or pursuant to the Existing Agreement shall be governed by the terms hereof.~~

~~☒                                  8.03                           The undersigned hereby ratifies, confirms, acknowledges and agrees that it is and continues to be bound by all of the obligations, indebtedness and liabilities of and grants of security made by it under each of the security documents under, pursuant to or in connection with the Existing Agreement, including without limitation any agreement or instrument creating or granting a hypothec, security under the Bank Act (Canada), mortgage, pledge, fixed or floating charge, assignment by way of security or any other security interest securing payment or performance of an obligation under or pursuant to the Existing Agreement (herein, collectively, the “Security Documents”) and each certificate or other document delivered pursuant to or in connection with the Existing Agreement or the Security Documents (the Security Documents and such certificates or other documents are herein, collectively, the “Loan Documents”), and the undersigned acknowledges that the Bank is relying expressly upon the Loan Documents and such ratifications, confirmations, acknowledgement and agreements by the undersigned herein in entering into this Agreement and providing any accommodations hereunder, notwithstanding the amendment and restatement set forth herein.~~

~~☒                                  8.04                           As and from the Effective Date, all references to the Existing Agreement in any of the Loan Documents shall be construed as being a reference to the Existing Agreement as amended and restated by this Agreement.~~

~~☒                                  8.05                           This Article 8 is made under express reserve of all the terms and conditions of this Agreement and the Loan Documents and all rights in favour of the Bank hereunder and thereunder and without novation of any kind or derogation from the rank and priority of the Security Documents. Without derogating from or restricting in any way the Security Documents, all obligations under or pursuant to the Existing Agreement and hereunder shall continue to be secured by the Security Documents. All of the provisions of this Article 8 are without novation.~~

9.                                      GENERAL

9.01                           The provisions of the Addendum, if any, shall be incorporated into this Agreement and form part hereof.

9.02                           The Bank’s statements of the Account at any time shall constitute prima facie evidence of the Loan.

9.03                           The undersigned will immediately notify the Bank if any guarantor of the indebtedness of the undersigned to the Bank dies.

9.04                           This Agreement shall be binding upon the undersigned and the respective executors, administrators, successors and assigns of the undersigned, but the undersigned shall not assign any of the rights or obligations of the undersigned hereunder without the prior written consent of the Bank.

9.05                           The failure of either the undersigned or the Bank to require performance by the other of any provision hereof shall in no way affect the right thereafter to enforce such provision; nor shall the waiver by either party of any breach of any covenant, condition or proviso of this Agreement or any other agreement between the Bank and the undersigned be taken or held to be a waiver of any further breach of the same covenant, condition or proviso.

9.06                           Subject to Article 8 above (if applicable) this Agreement shall be in addition to and not in substitution for any other agreement between the undersigned and the Bank.

9.07                           The undersigned agrees that the balance shown in any statement of the Account provided to the undersigned shall be deemed to be a correct and accurate statement of the Loan as at the date of the statement.

9.08                           All payments relating to the Loan made by the undersigned pursuant to this Agreement shall be paid in U.S. dollars.  All other amounts owing hereunder shall be paid in Canadian dollars except as otherwise provided herein.

In the event the Bank is required to recover any amount owing hereunder by way of judicial proceeding, or otherwise, all amounts owing hereunder shall be payable in Canadian dollars.  Notwithstanding the foregoing, any obligation of the undersigned under this Agreement to make payments in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into Canadian dollars except to the extent that such tender or recovery shall result in the effective receipt by the Bank of the full equivalent amount of U.S. dollars so payable hereunder.  Accordingly, the obligation of the undersigned shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Canadian dollars of the amount (if any) by which such payment of a U.S. dollar obligation hereunder in a currency other than U.S. dollars shall fall short of the full amount of U.S. dollars so payable hereunder and shall not be affected by any judgment being obtained for any other sums due hereunder.

For purposes of recovery by the Bank of amounts debited to the Account, the Canadian Dollar Equivalent Amount shall apply, with the applicable rate of currency conversion being no less than the rate of conversion at the time of default hereunder or the time of demand hereunder, whichever is greater.

9.09                           If any other provision of this Agreement would oblige the undersigned to pay or entitle the Bank to receive any amount that is prohibited by law, then, notwithstanding such provision, such amount shall be deemed to have been adjusted with retroactive effect to the maximum permitted amount by law.  Notwithstanding the foregoing, if the Bank receives an amount in excess of the maximum permitted, then the undersigned shall be entitled, on providing written notice to the Bank, to obtain reimbursement of such excess.  Pending reimbursement, such excess shall be deemed to be payable by the Bank.  The Bank and the undersigned disavow any intent to receive or pay any amount in excess of that is permitted by law.

9.10                           Time shall be of the essence of this Agreement.

9.11                           If more than one party signs this Agreement, the obligations of the undersigned are joint and several.

9.12                           It is the express wish of the parties that this Agreement and any related documents be drawn up and executed in English.  Les parties conviennent que la présente convention et tous les documents s’y rattachant soient rédigés et signés en anglais.

By executing this Agreement below the undersigned hereby agrees to the foregoing terms and conditions.

DATED as of the date set forth above.

Tucows.com Co.

(Name of Entity)

By:	/s/ Michael Cooperman
Name:	Michael Cooperman
Title:	Chief Financial Officer of Tucows Inc.

By:	/s/ Reva Kogan
Name:	Reva Kogan
Title:	Controller of Tucows Inc.

By:
Name:
Title:

ADDENDUM TO

OPERATING LOAN AGREEMENT

Lending Margin Calculation and/or Additional Provisions

The Bank may in its discretion reduce the Loan Limit by the amount of any other indebtedness or liability of the undersigned (or any one of them, if more than one) to the Bank including, without limitation, the amount of any bankers acceptances or letters of credit.

Without limiting the foregoing, the following Lending Margin Calculation is applicable to the attached Loan Agreement. The calculation and the amount of the Lending Margin Calculation is in the sole and complete discretion of the Bank, and in cases of dispute, the Lending Margin Calculation calculated by the Bank shall prevail.

The Lending Margin Calculation (if applicable) shall be an amount equal to: N/A

Reporting

Requirements:

Quarterly (within 45 days of quarter end):

Internally prepared quarterly consolidated financial statements of the Tucows Inc. (includes Borrower), supported by Management Discussion and Analysis including variance analysis providing explanations for material variances between actual results and projections presented to the Bank.  A Borrower signed quarterly compliance certificate will confirm all financial covenant positions. Certified aged accounts receivable and accounts payable lists are to be provided as part of the quarterly reporting package.

Annually (within 120 days of fiscal year end):

Audited annual consolidated financial statements of Tucows Inc. (includes Borrower), supported by Management Discussion and Analysis including variance analysis providing explanations for material variances between actual results and projections presented to the Bank.

Annual consolidated business plan of Tucows Inc. (includes Borrower), for the next fiscal year, comprising of a minimum of a balance sheet, income statement operating budget, cash flow statement, capital and/or lease expenditures schedule, tax liabilities, and major assumptions utilized to be provided no later than 15 days prior to the end of the then current fiscal year.